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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 27, 2020 with respect to the consolidated financial statements of Kimbell Royalty Partners, LP included in the Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Dallas, Texas
May 15, 2020

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM